SECURITIES AND EXCHANGE COMMISSION
                                 Washington, D.C. 20549



                                        Form 8-K


                                     CURRENT REPORT


                           Pursuant to Section 13 or 15(d) of
                          the Securities Exchange Act of 1934

          Date of Report (Date of earliest event reported): December 13, 1995




Commission       Registrant; State of Incorporation;          IRS Employer
File Number         Address; and Telephone Number          Identification No.
___________      ___________________________________       __________________


1-11375          UNICOM CORPORATION                          36-3961038
                  (an Illinois corporation)
                 37th Floor, 10 South Dearborn Street
                 Post Office Box A-3005
                 Chicago, Illinois 60690-3005
                 312/394-7399


1-1839           COMMONWEALTH EDISON COMPANY                 36-0938600
                  (an Illinois corporation)
                 37th Floor, 10 South Dearborn Street
                 Post Office Box 767
                 Chicago, Illinois 60690-0767
                 312/394-4321

Item 5.  Other Events

     On December 13, 1995, Commonwealth Edison Company ("ComEd") announced a proposal to amend certain provisions of the Illinois Public Utilities Act. The proposal would, among other things, allow Illinois utilities to launch five-year experimental "direct access" programs, whereby certain customers would have the opportunity to obtain some of their electric energy requirements from their chosen supplier. If the proposal is adopted as legislation, such "direct access" programs could begin as early as 1998; and ComEd intends to offer such a program for new or expanded load of three megawatts or greater in its northern Illinois service territory. Under ComEd's proposal, if such "direct access" proves workable, and the Illinois Commerce Commission ("ICC") finds it to be in the public interest, the ICC could order it as an option for all electricity consumers in Illinois starting in 2003.

     Other Illinois utilities have also initiated both legislative and regulatory proposals. It is not possible to predict whether, or in what form, any of these proposals (including ComEd's proposal) may be approved. For additional information, see "Management's Discussion and Analysis of Financial Condition and Results of Operations," subcaption "Liquidity and Capital Resources--Utility Operations--Business and Competition" in Unicom Corporation's and ComEd's Quarterly Reports on Form 10-Q for the quarterly period ended September 30, 1995.

     For additional information regarding the estimated effects of various initiatives that ComEd has recently announced, see "Item 5. Other Events," in Unicom Corporation's and ComEd's Current Report on Form 8-K dated December 11, 1995.

                                   SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.


                                           UNICOM CORPORATION
                                               (Registrant)


Date:  December 15, 1995             By:       John C. Bukovski
                                           -------------------------
                                               John C. Bukovski
                                                Vice President






                                        COMMONWEALTH EDISON COMPANY
                                               (Registrant)


Date:  December 15, 1995             By:       John C. Bukovski
                                           -------------------------
                                               John C. Bukovski
                                                Vice President